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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 12, 1993 included or incorporated by reference in Madison Gas and Electric Company's Form 10-K for the year ended December 31, 1992 and to all references to our Firm included in this Registration Statement.

                                     /s/  Arthur Andersen & Co.

Chicago, Illinois
February 25, 1994